Exhibit 99.2

PRESS RELEASE

2/10/22

Carlisle Companies Announces Leadership Changes; New Segment Structure

SCOTTSDALE, ARIZONA, February 10, 2022 - Carlisle Companies Incorporated (NYSE:CSL) today announced, among other key executive changes, that Kevin P. Zdimal has been named Vice President and Chief Financial Officer, effective March 1, 2022, reporting to Chairman, President and Chief Executive Officer Chris Koch. Zdimal will succeed Robert M. Roche, who is stepping down from the Company as part of a planned transition after serving as Vice President and Chief Financial Officer since February 15, 2017.

Zdimal has held several leadership positions at Carlisle starting in 1995. He has served as Vice President of Corporate Development since 2016. Prior to this, Zdimal held the roles of Vice President and Chief Accounting Officer, Treasurer, Financial Analyst and Internal Auditor at the Carlisle corporate office. Zdimal has also served as General Manager, Vice President of Finance and Administration, and Controller at Carlisle Interconnect Technologies. Prior to joining Carlisle, Zdimal worked for three years in the audit and tax departments at Coopers and Lybrand.

“Bob, Kevin and I have worked closely in shaping and advancing our M&A strategy while adhering to Carlisle’s rigorous returns-focused capital deployment philosophy,” said Koch. “Kevin has more than 25 years of experience in key finance and operations roles, and deep familiarity with the financial dynamics of businesses serving industrial and commercial markets with innovative, high-specification engineered solutions. He will continue to be a significant contributor to accelerating Carlisle’s growth, furthering our financial and operational discipline, and advancing our strategic priorities.”

Zdimal graduated from LeMoyne College with a Bachelor of Science in Accounting, holds a Master of Business Administration degree from the Whitman School of Management at Syracuse University, and is a Certified Public Accountant (inactive).

Roche successfully led Carlisle’s global finance organization, setting the finance strategy and structure supporting the Company’s growth and expansion of Carlisle’s talent and capabilities in the M&A, Finance, Legal, and Investor Relations functions.

“It’s been a pleasure to have worked with Bob over the last five years,” said Koch. “Bob was instrumental in providing able counsel in my first years as CEO as we collectively embarked on our Vision 2025 journey, and he helped us create a new foundation in capital allocation. He has strengthened our global finance team’s talent, systems, and processes, enhancing the solid financial foundation of Carlisle. I will miss both Bob’s pragmatism and commitment to creating value for all of our stakeholders. All of us on the management team are fortunate to have developed friendships with Bob during his tenure at Carlisle and we wish him good health and success in the future.”

Carlisle also announced that Kelly Kamienski, Vice President and Controller of the Company, has been promoted to Vice President and Chief Accounting Officer, reporting to Kevin Zdimal, CFO. Kamienski joined Carlisle in 2016 as Director of Technical Accounting, Financial Reporting and Controls. Prior to joining Carlisle, Kelly held a variety of finance and accounting leadership roles at Freeport-McMoRan Inc. and KPMG, LLP. Kelly holds a Master of Accounting from the University of Arizona, a Bachelor of

Science in Accountancy from Barrett Honors College at Arizona State University and is a Certified Public Accountant.

“I am pleased to announce Kelly’s promotion to Chief Accounting Officer. With her extensive background in accounting and financial management, Kelly has driven significant process improvements and enhancements in both financial reporting and controls across Carlisle,” said Koch. “Core to Vision 2025 is our dedication to investing in and developing exceptional talent, and Kelly reflects exactly that.”

New Segment Structure Focused on the Sustainable Building Envelope and Associated Key Management Appointments

Carlisle today also announced that it has realigned its construction materials businesses into two segments organized around its products and applications for the sustainable Building Envelope.

Carlisle Construction Materials is a leading manufacturer and supplier of a complete line of premium single-ply roofing systems primarily for commercial end markets, and engineered metal roofing and panel systems. This segment is comprised of Commercial Roofing, Architectural Metals and CCM Europe.

Carlisle Weatherproofing Technologies is a leading provider of high-performance waterproofing and moisture protection products, protective roofing underlayments, integrated air/vapor barriers, spray polyurethane foam and coating systems, block-molded expanded polystyrene insulation for the Building Envelope. This segment is comprised of Henry Company, Carlisle Coatings & Waterproofing, Carlisle Polyurethane Systems and Diversified Products.

In support of this new segment structure, Carlisle announced key management appointments, effective immediately.

Nick Shears will maintain overall responsibility for both segments as Group President. Steve Schwar, Frank Ready and Georg Harrasser, President of CCM Europe, will continue to report to Nick.

Steve Schwar has been named President of Carlisle Construction Materials. Schwar has been with CCM for over 30 years in various leadership, management, sales, product marketing, support and technical roles. Most recently, Schwar served as Senior Vice President of Sales and Marketing of CCM, responsible for teams managing Commercial Roofing, Carlisle Architectural Metals, Carlisle Polyurethane Systems, and Diversified Products business lines.

Frank Ready has been named President of Carlisle Weatherproofing Technologies. Ready came to Carlisle through the acquisition of Henry Company in September 2021, serving as President and CEO of Henry since 2014. Prior to Henry Company, Ready was Executive Vice President of Armstrong Worldwide and CEO of Armstrong Floor Products Worldwide, serving at Armstrong for 30 years in a variety of senior leadership roles throughout his career.

Koch commented: “I am very pleased to announce our new segment structure which will better enable us to focus on our key markets and leverage our scale, while we continue our emphasis on innovation and delivering the best-in-class Carlisle Experience. I’m also excited to have two very accomplished leaders to head our focused construction materials segments as we enter our next phase of expansion in the Building Envelope, broadening our offerings of energy-efficient solutions and driving sustainable value creation for all of our stakeholders. As CCM has grown significantly and more complex from its single-ply roofing roots, it is imperative we continue to develop the depth of our knowledge and talent pool to drive our achievement of Vision 2025 and beyond.”

Carlisle’s new segment structure for its construction materials businesses will be reflected in the Company’s quarterly and full-year 2022 financial results. No changes have been made to either of Carlisle’s other two segments – Carlisle Interconnect Technologies or Carlisle Fluid Technologies. In the coming weeks, Carlisle intends to issue an investor supplement disclosing selected historical data and updated market commentary reflecting the Company’s new segment structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: risks from the global coronavirus (COVID-19) pandemic including, for example, expectations regarding the impact of the coronavirus (COVID-19) on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results or our full-year financial outlook, increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful identification, completion and integration of our strategic acquisitions; the successful completion of strategic dispositions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a leading supplier of innovative Building Envelope products and energy-efficient solutions for customers creating sustainable buildings of the future. Through its construction materials businesses (CCM and CWT) and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Over the life of a building, Carlisle’s products help drive lower greenhouse gas emissions, improve energy savings for building owners and operators, and increase a building’s resiliency to the elements. Driven by its strategic plan, Vision 2025, Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle also is a leading provider of products to the Aerospace, Medical Technologies and General Industrial markets through its Interconnect Technologies (CIT) and Fluid Technologies (CFT) business segments.

Contact:     Jim Giannakouros, CFA
        Vice President of Investor Relations
        Carlisle Companies Incorporated
        (480) 781-5135
        jgiannakouros@carlisle.com